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                                                                    EXHIBIT 23.4

                              ACCOUNTANTS' CONSENT

     We consent to the use of our report dated June 10, 2004 with respect to the consolidated balance sheet of Surebridge, Inc. and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 2003, included in this Registration Statement on Form S-2; and to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ KPMG LLP

Providence, Rhode Island
June 28, 2004